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Exhibit 23.2 Consent Of Independent Certified Public Accountants

                                                           MORGAN
                                                           COMPANY
                                                           CHARTERED ACCOUNTANTS

INDEPENDENT AUDITORS' CONSENT
-----------------------------

We consent to the use in the Registration Statement of MIV Therapeutics, Inc. on Amendment No. 1 to Form SB-2 of our Auditors' Report, dated August 29, 2003, on the consolidated balance sheet of MIV Therapeutics, Inc. as of May 31, 2003 and the consolidated statement of operations, changes in stockholders' equity and cash flows for the year end May 31, 2003..

In addition, we consent to the reference to us under the heading "Experts" in such Registration Statement.

Vancouver, Canada                                /s/ Morgan & Company

September 12, 2003                               Chartered Accountants